FOR IMMEDIATE RELEASE	Contact: Michael S. Hahn, President
February 20, 2008	(949) 361-4300

PACIFIC COAST NATIONAL BANCORP ANNOUNCES SUCCESSION OF CHIEF EXECUTIVE OFFICER

San Clemente, California-  Pacific Coast National Bancorp (“Company”) (OTCBB: PCST.OB) the parent corporation of Pacific Coast National Bank (“Bank”), today announced its plan for leadership succession for the Company and the Bank in connection with the future retirement of its Chief Executive Officer, Colin M. Forkner, from active employment. The Company designated President Michael S. Hahn to become President and Chief Executive Officer of the Company and the Bank upon Mr. Forkner’s retirement on May 16, 2008.  Mr. Forkner will continue as Vice Chairman of the board of directors of the Company and the Bank

Pacific Coast National Bancorp is a bank holding company headquartered in San Clemente, California, and the parent company of Pacific Coast National Bank, a national bank originally organized in 2005.  The Company serves southern California through its full service retail banking offices in San Clemente and Encinitas, California. For more information, visit the Company’s web site at www.pacificcoastnationalbank.com.